Exhibit 99.1

Arogo Capital Acquisition Corp. Announces Receipt of and Appeals Nasdaq Delisting Determination

MIAMI BEACH, FL, August 6, 2024 - Arogo Capital Acquisition Corp. (“Arogo” or the “Company”) (Nasdaq: AOGO/AOGOU/AOGOW), a special purpose acquisition company, today announced that it received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) on July 31, 2024, notifying the Company has not regained compliance with Nasdaq Listing Rule 5450(b)(2)(A), requiring the Company to maintain a Market Value of Listed Securities of at least $50 million, and cited the Company’s failure to comply with Nasdaq’s Listing Rule 5450(a)(2), which requires the Company to have at least 400 total holders, as additional basis for delisting the Company’s securities from Nasdaq. The Notice provides that the Company has until 4:00 p.m. Eastern Time on August 7, 2024 (the “Appeal Deadline”), to appeal the Listing Qualification Department’s determination.

Pursuant to the Notice, unless the Company timely requests a hearing from the Nasdaq Hearing Panel (the “Panel”), the Company’s securities will be subject to suspension and delisting from the Nasdaq Global Market at the opening of business on August 7, 2024 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing on Nasdaq. The Company paid the required $20,000 fee and on August 6, 2024, submitted its timely request for a hearing before the Panel to appeal the Listing Qualification Department’s determination, as well as a request to stay the suspension of its securities pending the hearing date, under the procedures set forth in the Nasdaq Listing Rule 5800 Series. The appeal and request for hearing were filed before the Appeal Deadline, and accordingly the Company expects that the suspension of the Company’s securities will automatically be stayed until the Panel makes a determination. No assurances can be provided that the Company will obtain a favorable decision from the Panel, and/or that the Company will be able to regain or maintain compliance with the Nasdaq listing rules and continue the listing of its securities on Nasdaq.

About Arogo Capital Acquisition Corp.

Arogo Capital Acquisition Corp. is a blank check company. The Company aims to acquire one and more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization. For more information, visit www.arogocapital.com.

Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. Forward-looking statements include information regarding our future plans and goals, as well as our expectations with respect to, without limitation: our ability to consummate the proposed business combination; availability and terms of capital; our ability to regain compliance with Nasdaq’s listing requirements; and our success in appealing any delisting determination.

Forward-looking statements may be accompanied by words such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “future,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “pursue,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not assurances of future performance and involve risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the Company’s ability to regain compliance with the Nasdaq listing requirements; and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in the Company’s other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Although the Company believes that the expectations and assumptions reflected in its forward-looking statements are reasonable, it cannot guarantee future results. These forward-looking statements speak only as of the date they were made and, except as otherwise required by law, the Company undertakes no obligation to update, amend or ratify any forward-looking statements because of new information, future events or other factors.

Contact

Suradech Taweesaengsakulthai

Chief Executive Officer

suradech@cho.co.th

(786) 442-1482